Exhibit 32.2

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Milagro Oil & Gas, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2011 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Robert D. LaRocque, Vice President of Finance and Treasurer (Principal financial officer) of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert D. LaRocque
Robert D. LaRocque Vice President of Finance and Treasurer (Principal financial officer)

March 29, 2012